EXHIBIT 16.1

May 24, 2006

Securities and Exchange Commission
Washington, D.C.

Re:	China 3C Group (formerly Sun Oil & Gas Corp)

Gentlemen:

I have read Item 4.01 “Changes in Registrant’s Certifying Accountants” contained in Supreme Realty Investments, Inc. Form 8K dated May15, 2006, and am in agreement with the statements contain therein, except as follows.

I was not engaged to perform an audit for the year ended December 31, 2005. I did not perform any audit or other financial procedures for Supreme Realty Investments, Inc. for fiscal 2005.

Sincerely,

George Stewart